                                                                       Exhibit 1



ANGEL & FRANKEL, P.C.
Attorneys for Dynamic Classics, Ltd.,
 Debtor and Debtor-in-Possession
460 Park Avenue
New York, New York 10022-1906
(212) 752-8000
Joshua J. Angel, Esq. (JA-3288)
Laurence May, Esq. (LM-9714)
Sonya F. Lorge, Esq. (SFL-1529)


UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

- - - - - - - - - - - - - - - - -x

In re:                    Chapter 11

DYNAMIC CLASSICS, LTD.,
                          Case No. 95 B 43690 (PBA)

                  Debtor.

- - - - - - - - - - - - - - - - -x



           DEBTOR'S SECOND AMENDED AND MODIFIED PLAN OF REORGANIZATION


                                February 22, 1996

                                TABLE OF CONTENTS

                                                                                                                Page

ARTICLE I.......................................................................................................  2
         DEFINITIONS AND RULES OF CONSTRUCTION..................................................................  2

ARTICLE II...................................................................................................... 15
         CLASSIFICATION OF CLAIMS AND STOCK INTERESTS........................................................... 15
                  2.01.             Division of Classified Claims............................................... 15
                  2.02.             Allowed Claims and Equity Interests......................................... 16
                  2.03.             Classification.............................................................. 16
                           2.03.01                   Class 1.................................................... 16
                           2.03.03                   Class 3.................................................... 16
                           2.03.04                   Class 4.................................................... 16
                           2.03.05                   Class 5.................................................... 16
                           2.03.06                   Class 6.................................................... 16
                           2.03.07                   Class 7.................................................... 16

ARTICLE III..................................................................................................... 17
         IDENTIFICATION OF CLASSES OF CLAIMANTS AND
EQUITY INTERESTS IMPAIRED AND UNIMPAIRED UNDER THE PLAN......................................................... 17

ARTICLE IV...................................................................................................... 18
         PROVISIONS FOR TREATMENT OF CLAIMS AND INTERESTS UNDER
                  THE PLAN...................................................................................... 18

ARTICLE V....................................................................................................... 24
         ACCEPTANCE OR REJECTION OF PLAN; EFFECT OF REJECTION BY
                  CLASS 1 CLAIMANT AND CLASS 5 UNSECURED CREDITORS
                  AND
CLASS 7 EQUITY INTEREST HOLDERS................................................................................. 24

ARTICLE VI...................................................................................................... 25
         MEANS FOR EXECUTION OF THIS PLAN....................................................................... 25
                  6.01.             Plan Implementation......................................................... 25
                  6.02.             Plan Funding................................................................ 25
                  6.03.             Issuance of New Common Stock and
                                    Execution of Related Documents.............................................. 25
                  6.04.             Cancellation of Existing Securities
                                    Instruments and Agreements.................................................. 26
                  6.05.             Setoffs..................................................................... 26
                  6.06.             Releases.................................................................... 26
                  6.07.             Corporate Action............................................................ 27

ARTICLE VII..................................................................................................... 28
         PROVISIONS CONCERNING DISTRIBUTIONS.................................................................... 28
                  7.01.             Time and Manner of Distributions Under
                                    the Plan.................................................................... 28
                  7.02.             Fractional Cents............................................................ 30
                  7.03.             Calculation of Distribution Amounts of
                                    New Common Stock............................................................ 30
                  7.04.             Unclaimed Property.......................................................... 30

                  7.05.             Payment Dates............................................................... 31
                  7.06.             De Minimus Distributions.................................................... 31

ARTICLE VIII.................................................................................................... 32
         PROVISIONS CONCERNING DISCHARGE AND PROPERTY........................................................... 32
                  8.01.             Discharge of Claims and Interests........................................... 32
                  8.02.             Vesting of Property in the Reorganized
                                    Debtor...................................................................... 32

ARTICLE IX...................................................................................................... 33
         EFFECT OF THE PLAN ON CLAIMS AND EXISTING INTERESTS.................................................... 33

ARTICLE X....................................................................................................... 34
         REJECTION AND ASSUMPTION OF EXECUTORY CONTRACTS........................................................ 34
                  10.01.            Assumption of Executory
                                    Contracts/Leases............................................................ 34
                  10.02.            Disputes Regarding License/Lease Cure
                                    Amounts..................................................................... 34
                  10.03.            Rejection of Lease.......................................................... 35

ARTICLE XI...................................................................................................... 36
         PROCEDURES FOR RESOLVING DISPUTED CLAIMS............................................................... 36
                  11.01.            Time Limit for Objections to Claims......................................... 36
                  11.02.            Resolution of Disputed Claims............................................... 37
                  11.03.            Payments.................................................................... 37

ARTICLE XII..................................................................................................... 38
         CONFIRMATION AND CONSUMMATION.......................................................................... 38
                  12.01.            Conditions to Confirmation.................................................. 38
                  12.02.            Conditions to The Effective Date............................................ 38

ARTICLE XIII.................................................................................................... 39
         MISCELLANEOUS.......................................................................................... 39
                  13.01.            Modification Of This Plan................................................... 39
                  13.02.            Revocation and Withdrawal of Plan........................................... 39
                  13.03.            Nonconsensual Confirmation.................................................. 39
                  13.04.            Notices..................................................................... 40
                  13.05.            Notice And Entry Of Confirmation Order...................................... 40
                  13.06.            Post Confirmation Date Service List -
                                    Persons Entitled To Notice.................................................. 41
                  13.07.            Headings.................................................................... 41
                  13.08.            Severability................................................................ 41
                  13.09.            Governing Law............................................................... 41
                  13.10.            Successors and Assigns...................................................... 42
                  13.11.            Reservation of Rights....................................................... 42
                  13.12.            Disbursing Agent............................................................ 42
                  13.13.            Fees and Expenses Post-Effective Date....................................... 42

ARTICLE XIV..................................................................................................... 42
         RETENTION OF JURISDICTION.............................................................................. 42
                           Retention of Jurisdiction............................................................ 42

ANGEL & FRANKEL, P.C.
Attorneys for Dynamic Classics, Ltd.,
 Debtor and Debtor-in-Possession
460 Park Avenue
New York, New York 10022-1906
(212) 752-8000
Joshua J. Angel, Esq. (JA-3288)
Laurence May, Esq. (LM-9714)
Sonya F. Lorge, Esq. (SFL-1529)


UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

- - - - - - - - - - - - - - - - -x

In re:            Chapter 11

DYNAMIC CLASSICS, LTD.,
                           Case No. 95 B 43690 (PBA)

                  Debtor.

- - - - - - - - - - - - - - - - -x


           DEBTOR'S SECOND AMENDED AND MODIFIED PLAN OF REORGANIZATION


         Dynamic Classics, Ltd., debtor and debtor-in-possession ("Debtor"), proposes the following second amended and modified plan of reorganization amending the plan of reorganization previously filed by the Debtor with the Court on October 30, 1995, the amended plan of reorganization previously filed by the Debtor with the Court on December 6, 1995, and modifying the second amended plan of reorganization filed by the Debtor on February 6, 1996 pursuant to Chapter 11 of Title 11, United States Code, Section 1121(a) (the "Bankruptcy Code"). (This second amended and modified plan of reorganization is referred to as the "Plan").

                                    ARTICLE I
                      DEFINITIONS AND RULES OF CONSTRUCTION

         For the purposes of this Plan, the following terms shall have the respective meanings as hereinafter set forth (such meanings to be equally applicable to the singular and plural forms of the terms defined, unless the context otherwise requires). Capitalized terms used in this Plan shall at all times refer to the terms as defined in this Article I. A term used in this Plan which is not defined herein but is defined in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to such term in the Bankruptcy Code or Rules. Accounting terms, if any, not otherwise defined in this Plan shall have the meanings assigned to them in accordance with generally accepted accounting principles currently in effect. The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Plan as a whole, including all exhibits and schedules, if any, annexed hereto, as the same may from time to time be amended or supplemented, and not to any particular article, section or subdivision contained in this Plan.

1.01. "Administrative Claim" means a claim for any cost or expense of administration in connection with this Bankruptcy Case of a kind specified in Sections 503(b) and 502(f) of the Bankruptcy Code and referred to in Sections 507(a)(1) of the Bankruptcy Code, including, without limitation, any actual and necessary costs and expenses incurred after the Petition Date and up to the Effective Date of preserving the Estate of the Debtor, any indebtedness or obligation incurred or assumed by the Debtor, as debtor-in-possession, in connection with the conduct of its business or businesses, allowances of compensation for legal or other services and reimbursement of costs and expenses under Section 330(a) or 331 of the Bankruptcy Code or otherwise allowed by the Court, all costs of making distributions and providing notices and ballots with respect to the Plan and all fees and charges assessed against the Estate under Chapter 123, Title 28, United States Code.
1.02. "Affiliate" means an affiliate, as such term is defined in Section 101(2) of the Bankruptcy Code. MG Holding
                  Corp. is not an Affiliate nor are any of its affiliates an Affiliate.
1.03. "Allowed" means a Claim or Equity Interest or portion thereof: (i) which is scheduled by the Debtor pursuant to Sections 521(1) and 1106(a)(2) of the Bankruptcy
                  Code, other than a Claim or Equity Interest which is scheduled by the Debtor as disputed, contingent, unliquidated or unknown; or (ii) proof of which has been filed, pursuant to Section 501(a) of the Bankruptcy Code, on or before the date designated by the Court as the last date for the timely filing of proofs of claim or proofs of interest, and with respect to which Claim or Interest no objection to the allowance thereof has been interposed prior to the final date for filing such objections set forth in an order of the Court; or (iii) which, after objection thereto, has been allowed, in whole or in part, by a Final Order; or (iv) which has been allowed pursuant to a Final Order. Unless otherwise specified in this Plan, "Allowed Claim" or "Allowed Interest" shall not, include, for any purpose, interest on the amount of such Claim or Equity Interest from and after the Filing Date.
1.04. "Allowed Administrative Claim" means all or that portion of any Administrative Claim that either has been allowed by a Final Order or has not been objected to within any time period which might be established by this Plan or by an order of the Bankruptcy Court.
1.05. "Allowed Priority Claim" means a Priority Claim to the extent it is or has become an Allowed Claim.
1.06. "Allowed Secured Claim" means a Secured Claim to the extent it is or has become an Allowed Claim.
1.07. "Allowed Unsecured Claim" means an Unsecured Claim to the extent it is or has become an Allowed Claim.
                  Interest accrued after the Petition Date shall not be part of any Allowed Unsecured Claim.
1.08. "Assets" means all Assets of the Debtor, of any nature whatsoever, including claims of right and property, real and personal, tangible and intangible, including without limitation, all property of the estate provided for under 11 U.S.C. Section 541 and all property acquired by the Debtor subsequent to the Petition Date.
1.09. "Bankruptcy Case" means this Chapter 11 reorganization case commenced by the filing of a voluntary petition by the Debtor on August 23, 1995.
1.10.             "Bankruptcy Code" means Title I of the Bankruptcy
                  Reform Act of 1978, (11 U.S.C. Sections 101, et. seq.)
                  as amended.
1.11.             "Bankruptcy Court" or "Court" means the United States
                  District Court for the Southern District of New York, having jurisdiction over this Bankruptcy Case and to the extent of any references made pursuant to 28 U.S.C.
                  Section 157, the United States Bankruptcy Court for the Southern District of New York.
1.12.             "Bankruptcy Rules" means the Federal Rules of
                  Bankruptcy Procedure and the Local Bankruptcy Rules of the Bankruptcy Court, together with all amendments and modifications from time to time made thereto as prescribed under 28 U.S.C. Section 2075 (1978).
1.13. "Bar Date" means the deadline for filing Claims as fixed by the Court; provided, however, that if the Court extends the time for filing any given Claim, the date so set shall be the Bar Date only with respect to such given Claim.
1.14. "Business Day" means any day other than a Saturday, Sunday or legal holiday (as such term is defined in Bankruptcy Rule 9006).
1.15. "Cash" means cash and cash equivalents, including but not limited to, bank deposits, checks and other similar items.
1.16.             "Chapter 11" means Chapter 11 of the Bankruptcy Code.
1.17. "Claim" means a claim against the Debtor, whether or not asserted, contingent, or unliquidated, as defined in
                  Section 101(5) of the Bankruptcy Code, and shall include, but is not limited to, any Claim against the Debtor for pre-petition interest, post-petition interest or contingent interest, any contingent Claim, any Claim against the Debtor arising out of the rejection of any Executory Contract, any Claim arising from the recovery of property under Section 550 or 553 of the Bankruptcy Code, and any Claim for a tax whether or not the Claim is entitled to priority under Section 507(a) of the Bankruptcy Code.
1.18.             "Claimant" means the holder of a Claim.
1.19. "Class" means a category of holders of Allowed Claims or Allowed Equity Interests as provided for in Article
                  II of this Plan.
1.20. "Confirmation" means entry of an order by the Court confirming this Plan in accordance with Chapter 11.
1.21. "Confirmation Date" means the date upon which the Court enters the Confirmation Order.
1.22. "Confirmation Hearing" means the Court hearing held with respect to the Confirmation of this Plan.
1.23. "Confirmation Order" means the order to be entered by the Court confirming this Plan in accordance with Chapter 11.
1.24. "Consummation" or "Consummation Date" means the date upon which all distributions proposed by the Plan shall have been made, provided that substantial consummation of the Plan shall be deemed to have occurred on the Effective Date.
1.25. "Convenience Claim" means any Allowed Unsecured Claim of any Claimant which when aggregated with all such other Claims of such Claimant either (a) total $25 or less or (b) are reduced by election of such Claimant to $25 in the aggregate. An election to have a Claim treated as a Convenience Claim shall be made by execution of a ballot in the space provided for such election.
1.26. "Creditor" means any Entity that has a Claim against the Debtor.
1.27. "Debtor" means Dynamic Classics Ltd. which filed a voluntary petition for reorganization under Chapter 11 of the Bankruptcy Code on August 23, 1995.
1.28. "Deficiency Amount" shall mean that portion of a Claim against the Debtor equal to the amount by which the Claim exceeds the sum of (a) any setoff rights of the holder of such Claim against the Debtor under Sections
                  506 and 553 of the Bankruptcy Code; plus (b) the net proceeds realized from the disposition of any collateral securing such Claim or, if such collateral is not liquidated to Cash, the value of the interest of the holder of the Claim in the Debtor's interest in the collateral securing such Claim, as determined under Section 506 of the Bankruptcy Code; provided, however, that if the holder of such Claim makes the election provided in Section 1111(b) of the Bankruptcy Code, there shall be no Deficiency Amount in respect of such Claim.
1.29. "Disallowed Claim" means any Claim or portion thereof that has been disallowed by the Court pursuant to a Final Order.
1.30. "Disallowed Equity Interest" means any Equity Interest or portion thereof that has been disallowed by the Court pursuant to a Final Order.
1.31. "Disbursing Agent" shall mean the Debtor in connection with its obligation to make the distributions contemplated under this Plan.
1.32. "Disclosure Statement" means the Disclosure Statement, as modified or amended, that (i) relates to this Plan and (ii) is approved by the Bankruptcy Court under
                  Section 1125 of the Bankruptcy Code.
1.33. "Disputed Claim" means (i) a Claim or portion of a Claim (other than an Allowed Claim) which is scheduled by the Debtor as disputed, contingent, unliquidated or unknown, or (ii) a Claim which has been filed pursuant to
                  Section 501(a) of the Bankruptcy Code as unliquidated, contingent or unknown, or (iii) a Claim which has been filed pursuant to Section 501(a) of the Bankruptcy Code and as to which an objection to the allowance thereof has been interposed within the time limitation fixed by the Bankruptcy Code, by an order of the Court, or by this Plan, which objection has not been determined, in whole or in part, by a Final Order.
1.34. "Distribution" shall mean a payment of cash, notes, stock or other considerations to be made under this Plan.
1.35. "Distribution Date" means the Effective Date except with respect to Disputed Claims, in which case, Distribution Date shall be a date which is thirty (30) days after the date a Final Order has been entered with respect to the disposition of the particular Disputed Claim.
1.36. "Effective Date" means the fifteenth Business Day after the day the Confirmation Order becomes a Final Order or such later date as is chosen by the Debtor, but in no event more than 45 business days after the date the Confirmation Order becomes a Final Order.
1.37.             "Entity" shall have the meaning set forth in Section
                  101(15) of the Bankruptcy Code.
1.38. "Equity Interest" means any interest in the Debtor represented by Existing Common Stock of the Debtor.

1.39. "Equity Interest Holder" means the beneficial holder of an Equity Interest.
1.40. "Estate" means the estate created in this Bankruptcy Case pursuant to Section 541 of the Bankruptcy Code.
1.41. "Executory Contracts" means unexpired leases and executory contracts within the meaning of Section 365 of the Bankruptcy Code.
1.42. "Existing Common Stock" means the issued and outstanding common stock of the Debtor and all warrants, options or contract rights to purchase or receive such shares at any time.

1.43. "Final Order" means an order or judgment of a court, the implementation or operation or effect of which has not been reversed, stayed, modified or amended and as to which order or judgment (or any revision, modification or amendment thereof) the time to appeal or seek a writ of certiorari has expired and as to which no appeal or petition for certiorari has been taken or is pending.
1.44. "Insider" means any person who is an insider within the meaning of Section 101(31) of the Bankruptcy Code and shall not include MG Holding Corp. or any of its Affiliates.
1.45. "Insured Personal Injury Claims" means those Claims, whether Allowed or not, for personal injury and property damage arising in tort, including but not limited to, Claims based upon legal theories of negligence, product liability, strict liability, etc., for which the Debtor is insured under applicable insurance policies but does not include Settled Personal Injury Claims.
1.46. "Lancer" means Lancer Products, Inc., a wholly owned subsidiary of the Debtor.
1.47. "License Agreements" mean those executory contracts pursuant to which the Debtor has been granted a license to sell, distribute and/or manufacture merchandise by the holder of a trademark, tradename, service mark, patent or copyright.
1.48. "License/Lease Cure Amounts" mean the amounts set forth on Exhibit 1 to this Plan to be paid in full satisfaction and cure of all arrearages with regard to the respective License Agreement or unexpired Lease of nonresidential real property to be assumed pursuant to this Plan, or such other amount as may otherwise be agreed to between the Debtor and a respective licensor or lessor or as may be determined by the Court in the event of a dispute which has been timely raised as provided for under Article X of this Plan.
1.49.             " MG Claim" means the Allowed Claim held by MG Holding
                  Corp. assigned to it by Citibank N.A., on August 22, 1995, in the approximate amount of $6,822,529.00 as of August 11, 1995 and secured by a duly perfected first lien and security interest substantially of the Debtor's property.
1.50. "New Common Stock" means the common stock of Dynamic which shall be authorized and issued in connection with this Plan.
1.51. "Person" means a person as defined in Section 101(41) of the Bankruptcy Code.
1.52. "Petition Date" means August 23, 1995, the date on which a voluntary petition was filed by the Debtor for reorganization under Chapter 11.
1.53. "Plan" means this Chapter 11 Plan of Reorganization as modified, amended or restated from time to time.
1.54. "Priority Claims" means Claims entitled to priority under Section 507 of the Bankruptcy Code other than an Administrative Claim or a Tax Claim.
1.55. "Professional Person" shall have the meaning set forth in Section 327(a) of the Bankruptcy Code.
1.56. "Pro-Rata" or "Pro-Rata Share" means proportionately, so that the ratio of the amount of the Distribution made on account of a particular Allowed Claim to the Distributions made on account of all Allowed Claims of the Class in which the particular Allowed Claim is included is the same as the ratio of the amount of such particular Allowed Claim to the total amount of Allowed
                  Claims of the Class in which such Allowed Claim is included.
1.57. "Record Date" means the last date fixed pursuant to a Final Order of the Bankruptcy Court with respect to Equity Interest Holders for the purpose of voting with respect to this Plan. By Order dated December 19, 1995 the Court fixed January 8, 1996 as the Record Date.
1.58.             "Reorganized Dynamic" shall mean Dynamic Classics Ltd.
                  as it is constituted following the Effective Date of this Plan.
1.59. "Secured Claim" means all or that portion of any Claim, together with such interest (including, where permitted by law interest accrued on and after the Petition Date), fees, costs and charges as may be allowed by such agreement or by the Court under Section
                  506(b) of the Bankruptcy Code, that is secured by a valid, perfected lien to the extent of the value of the interest of the holder of such Claim in such property of the Debtor, as determined by agreement between the Debtor and the holder of such Secured Claim or by the Court by a Final Order pursuant to Section 506(a) of the Bankruptcy Code.
1.60. "Settled Personal Injury Claims" means any Claim against the Debtor which arises out of the Debtor's failure to pay its portion of any monies due under a written settlement agreement, executed prior to the Filing Date, settling what would otherwise be an

                  Insured Personal Injury Claim.  Settled Personal Injury
                  Claims shall be Class 5 Unsecured Claims.
1.61. "SIR Claim" means any Claim arising out of any deductible or "self-insured retention" provisions of the following pre-petition contracts of insurance issued by the National Union Fire Insurance Co:
                  GLA4291764; R/GLA4291764; R/GLA5903074; GL5905300RA;
                  GL5905373RA; and R/GL5907016RA. The SIR Claim shall be classified as a Class 5 Claim in an amount as may be determined by the Court pursuant to an application to estimate the Claim or as may be otherwise agreed to by the holder of the Claim, the Debtor and the Creditors' Committee.
1.62. "Tax Claim" means a Claim that is entitled to priority under section 507(a)(8) of the Bankruptcy Code but excluding all other Priority Claims.
1.63. "Unclaimed Property" means any New Common Stock, Cash or other consideration to be distributed under the Plan (together with any interest earned thereon) that is unclaimed within three
                  (3) months after such is distributed, and shall include:
                                    (i)     property distributed (and the funds
                           represented thereby) that has been returned as undeliverable;
                                    (ii) funds for checks that have not been
                           paid or negotiated; and

                        (iii) property that was not mailed or delivered because
                  of the absence of a proper address to which to mail or deliver the same.

1.64. "Unsecured Claim" means any Claim, other than the MG Claim, a Priority Claim, a Tax Claim, a Secured Claim, a Convenience Claim and Insured Personal Injury Claim or an Administrative Claim.

                                   ARTICLE II
                  CLASSIFICATION OF CLAIMS AND STOCK INTERESTS

2.01. Division of Classified Claims. An Allowed Claim is in a particular Class only to the extent such Claim qualifies within the description of that Class and is in a different Class to the extent that the remainder of the Claim qualifies within the description of the different Class.

2.02. Allowed Claims and Equity Interests. A Claim or Equity Interest is in a particular Class only to the extent the Claim or Equity Interest is an Allowed Claim or Allowed Equity Interest as defined herein and has not been paid or otherwise satisfied prior to the Effective Date.

2.03. Classification. Claims against and Equity Interests in the Debtor, excluding Administrative Claims and Tax Claims, are divided into the following Classes:

2.03.01           Class 1 shall consist of:
                  The MG Claim.

2.03.02           Class 2 shall consist of:
                  All Allowed Secured Claims, except the MG Claim.

2.03.03           Class 3 shall consist of:
                  All Priority Claims.

2.03.04           Class 4 shall consist of:
                  All Allowed Convenience Claims.

2.03.05           Class 5 shall consist of:
                  All Allowed Unsecured Claims.

2.03.06           Class 6 shall consist of:
                  All Insured Personal Injury Claims.

2.03.07           Class 7 shall consist of:
                  All Allowed Equity Interests.

                                   ARTICLE III
                   IDENTIFICATION OF CLASSES OF CLAIMANTS AND
             EQUITY INTERESTS IMPAIRED AND UNIMPAIRED UNDER THE PLAN

3.01. Allowed Secured Claims (Class 2), Allowed Priority Claims (Class 3), Allowed Convenience Claims (Class 4), and Insured Personal Injury Claims (Class 6) are not impaired under this Plan and therefore will not be voting on this Plan.

3.02. The MG Claim (Class 1), Allowed Unsecured Claims (Class 5) and Allowed Equity Interests (Class 7) are impaired under this Plan.

3.03. In the event of a controversy as to whether any Claimant or Class of Claimants or holder of an Equity Interest is impaired under this Plan, the Court shall, after notice and a hearing, determine such controversy.

3.04. The Debtor shall provide the Class 1 Claimant, all Class 5 Claimants and Class 7 Holders of Equity Interests with a form of ballot approved by the Court to be used in casting a vote on this Plan. The ballot shall designate that such ballot is for a Class 1 or Class 5 Claimant or for a holder of an Equity Interest.

                                   ARTICLE IV
         PROVISIONS FOR TREATMENT OF CLAIMS AND INTERESTS UNDER THE PLAN

4.01. Allowed Administrative Claims and Allowed Tax Claims, are not classified under this Plan pursuant to Section 1123(a) of the Bankruptcy Code.

4.01.01 All Administrative Claims shall be paid by the Debtor in full on the Effective Date, or as soon as practicable thereafter, in cash, or on such other terms as may be agreed upon by the holder of such Allowed Administrative Claim except that Administrative Claims incurred by the Debtor in the ordinary course of business shall be paid in accordance with ordinary business terms.

4.01.02 All Allowed Tax Claims, other than such Allowed Tax Claim or portion thereof which, by its express terms, is not due or payable by the Effective Date, shall be paid in deferred cash payments of a value as of the Effective Date equal to the amount of such Allowed Tax Claim payable annually over a period not exceeding six (6) years from the date of assessment of such claim if an assessment has been made prior to the Filing Date (and within six (6) years of the Effective Date if no assessment has been made prior to the Filing Date), or as such Claimant and the Debtor may otherwise agree, and, in such event, interest shall be paid on the unpaid portion of such Allowed Tax Claim at the rate set forth in the applicable statute upon which such Claim is based or such rate as may be determined by the Court upon a motion filed by the Debtor. All Allowed Tax Claims that by their terms become due and payable after the Effective Date shall be paid when due. All payments on Allowed Tax Claims shall and must be applied under any and all circumstances by such Claimants: (a) first, in full, to and against the "penalty" portion of such Claim which may properly and legally be deemed and construed to be or constitute a personal fiduciary liability of any and/or all of the Debtor's officers or principals, and (b) next, only after such actual and/or potential fiduciary liability has been paid in full, as desired by such Claimants and/or as is otherwise directed under any applicable law.

4.02.01 Allowed MG Claim (Class 1). (a) The Allowed MG Claim shall be deemed Allowed in the amount set forth in the proof of claim filed by the holder thereof or if no proof of claim is filed, then in the amount of $6,822,529.00. In consideration for the indebtedness owed with respect to this Claim, the present holder of the MG Claim, MG Holding Corp. ("MG"), shall receive 95%, equal to 15,200,000, of the shares of New Common Stock to be issued in Reorganized Dynamic on the Effective Date. Of this amount, MG has agreed to permit the Debtor to allocate 2%, or 320,000 shares for distribution to Class 7 Equity Interest Holders, on a pro rate basis. After such allocation, MG shall receive 14,880,000 shares or 93% of the New Common Stock.

            (b) MG's Administrative Claim. In consideration of all sums owed to MG for any advances, loans and/or other obligations incurred by the Debtor and made pursuant to Court approved debtor-in-possession financing, (except for sums owed for the purchase of New Inventory, as defined in the Ratification and Amendment Agreement, a copy of which is Exhibit F to the Disclosure Statement), the Debtor will execute a secured promissory note substantially in the form of the note attached as Exhibit B to the Disclosure Statement (the "New Note") which shall bear interest at the Citibank Prime Rate plus one (1%) percent. The New Note shall be payable in 24 equal monthly installments of principal and interest. The principal amount owed shall be determined as of the Effective Date. The New Note shall be secured by a first priority lien on all of Reorganized Dynamic's Assets, pursuant to the terms of a Security Agreement to be executed, on the Effective Date, substantially in the form annexed as Exhibit C to the Disclosure Statement. All amounts owed to MG which, pursuant to section 6.3 of the Ratification and Amendment Agreement, first remain due on the Effective Date and which are owed for purchases of New Inventory shall be paid in accordance with the terms of that section of said agreement or on such other terms more favorable to the Debtor as MG may, in its sole and exclusive discretion, permit.

4.02.02 Allowed Secured Claims (Class 2). On the Effective Date, or as soon as practicable thereafter, at the Debtor's option, each Allowed Secured Claim shall either : (1) be paid in full; or (2) receive the collateral securing the Claim which collateral shall be abandoned to a Claimant in full and complete satisfaction of its Secured Claim. In the event the Court shall, by a Final Order, determine that there is a Deficiency Amount on account of the Debtor's surrender of the Claimant's collateral, the Deficiency Amount shall be treated as a Class 5 Unsecured Claim.

4.02.03 Allowed Priority Claims (Class 3). Each holder of an Allowed Priority Claim shall be paid in full in cash on the Effective Date, or as soon as practicable thereafter, unless such holder shall agree to a different treatment.

4.02.04 Allowed Convenience Claims (Class 4). Each holder of an Allowed Convenience Claim shall be paid in Cash in the amount of its Allowed Class 4 Claim on the Effective Date, or as soon as practicable thereafter.

4.02.05 Allowed Unsecured Claims (Class 5). (a) Each holder of an Allowed Class 5 Claim shall receive Cash equal to 5% of its Allowed Claim except as might otherwise be reduced as explained below. In addition, each holder of an Allowed Unsecured Claim shall receive its pro rata share of 5% of the New Common Stock. Alternatively, the holder of an Allowed Unsecured Claim may elect to be treated as a Class 4 Claimant. Cash distributions to Class 5 Claimants shall equal 5% of the Allowed amount of the Class 5 Claim, except that the aggregate amount of Cash, to be distributed to Class 5 Claimants shall not, exceed $450,000 (the "Aggregate Limit"). In the event that Allowed Unsecured Claims entitled to receive distributions under the Plan exceed $9,000,000 the Cash to be distributed to each claimant shall be reduced Pro Rata.

            Each holder of an Allowed Class 5 Claim shall also receive its Pro Rata share of 960,000 shares of New Common Stock in satisfaction of its Allowed Claim.

4.02.06 Insured Personal Injury Claims (Class 6). Holders of Insured Personal Injury Claims shall retain unaltered, the legal, equitable and contractual rights, if any, they have or might have to assert their Claims as against the Debtor's insurance policies, but shall have no recourse as against the Debtor, Reorganized Dynamic or the Assets.

4.02.07 Equity Interests Holders (Class 7). (a) On the Effective Date or as soon thereafter as is practical, Equity Interest Holders shall receive, Pro Rata, 2%, representing 320,000 shares, of New Common Stock to be issued under the Plan, or approximately 18 shares of New Common Stock for each 100 shares of Existing Common Stock. Fractional shares of New Common Stock shall not be issued, and in such case, the amount of New Common Stock to be received by a holder shall be rounded up to the nearest whole share. As of the Effective Date, Existing Common Stock shall be canceled automatically in accordance with the terms of this Plan and appropriate instructions shall be given to any transfer agent for the Debtor and/or appropriate depository institutions. If required by any transfer agent or depository institution, a holder of Existing Common Stock may be required to tender certificates for Existing Common Stock prior to receiving a certificate for New Common Stock.

                                    ARTICLE V
         ACCEPTANCE OR REJECTION OF PLAN; EFFECT OF REJECTION BY CLASS 1
                  CLAIMANT AND CLASS 5 UNSECURED CREDITORS AND
                        CLASS 7 EQUITY INTEREST HOLDERS.

5.01. Classes 1, 5 and 7 shall be entitled to vote to accept or reject this Plan.

5.02. Class 1 shall have accepted the Plan if the Class 1 Claimant votes to accept the Plan on or before date set by the Court as the last day to vote on the Plan.

5.03. Class 5 shall have accepted the Plan if the Plan is accepted by the holders of (a) at least two-thirds in dollar amount and (b) more than one-half in number of the Allowed Unsecured Claims that have voted on the Plan on or before the date set by the Court as the last day to vote on the Plan.

5.04. Class 7 shall have accepted the Plan if the Plan is accepted by holders of at least two-thirds in amount of Allowed Equity Interests of such Class that have voted on the Plan on or before the date set by the Court as the last date to vote on the Plan.

5.05. In the event that any Class entitled to vote fails to accept the Plan in accordance with Section 1129(a) of the Bankruptcy Code, the Debtor reserves the rights to amend the Plan or seek to confirm the Plan pursuant to section 1129(b) of the Bankruptcy Code.

                                   ARTICLE VI
                        MEANS FOR EXECUTION OF THIS PLAN

6.01. Plan Implementation. This Plan is to be implemented in a manner consistent with Section 1123 of the Bankruptcy Code.

6.02. Plan Funding. On the Confirmation Date or such other date as maybe provided in any order approving the Disclosure Statement or other order of the Court, the Debtor shall create a Confirmation Fund, which shall be the source of the Cash Payments to be made under this Plan on the Effective Date to Administrative Claimants, Tax Claimants, Secured Claimants, Priority Claimants, Unsecured Claimants and Convenience Claimants. The Debtor as Disbursing Agent shall be responsible for distribution of the proceeds of the Confirmation Fund in accordance with the terms of the Plan. Monies for the Confirmation Fund shall be provided either from the Debtor's operations or from loans by MG.

6.03. Issuance of New Common Stock and Execution of Related Documents. On the Effective Date, or as soon thereafter as is practicable, Reorganized Dynamic shall (1) issue for distribution in accordance with the provision of Article IV hereof the New Common Stock; and
            (2) execute all documents required, contemplated or necessary for implementation of the provisions of the Plan. On the Effective Date each of such documents, agreements and instruments shall be deemed to become effective simultaneously.

6.04. Cancellation of Existing Securities Instruments and Agreements. On the Effective Date except as otherwise provided herein, all securities, all instruments and agreements governing any Claims or instruments and agreements governing any Claim or Interests impaired hereby shall be deemed canceled and terminated.

6.05. Setoffs. The Debtor may, but shall not be required to, set off against any Claim and the payments to be made pursuant to the Plan in respect of such Claim, any Claims of any nature whatsoever which the Debtor may have against the holder of such Claim, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release of any such claim the Debtor may have against such holder.

6.06. Releases. On the Effective Date, the Debtor shall be deemed to have released all holders of Claims and Equity Interests impaired under the Plan of all claims for preferences and/or fraudulent transfers. Nothing contained herein, however, shall be construed as releasing any insurance company of its obligations under any policy of insurance executed with the Debtor or issued for the Debtor.

6.07. Corporate Action. Upon entry of the Confirmation Order by the Clerk of the Bankruptcy Court, all actions contemplated by the Plan shall be authorized and approved in all respects (subject to the provisions of the Plan), including without limitation the following: (i) the adoption and filing of any amendments to the Debtor's Certificate of Incorporation, (ii) the issuance by Reorganized Dynamic of New Common Stock as provided herein, and (iii) the execution, delivery, and performance of all agreements required, contemplated or necessary to implement the Plan. The issuance of securities pursuant to the Plan, the election and/or appointment of directors and officers pursuant to the Plan, and the other matters provided for under the Plan involving the corporate structure of Reorganized Dynamic (including any corporate action required in connection with the Plan) shall be deemed to have occurred and shall be in effect pursuant to Section 303 of the Delaware General Corporation Law and the Bankruptcy Code, without any requirement of further action by the shareholders or directors of the Debtor or Reorganized Dynamic. On the Effective Date, the appropriate officers and directors of Reorganized Dynamic are authorized and directed to execute and deliver the agreements, documents and instruments contemplated by the Plan in the name of and on behalf of Reorganized Dynamic. Pursuant to Section 303 of the Delaware General Corporation Law, actions taken pursuant to a confirmed plan of reorganization of a Delaware Corporation have the same effect as if taken by unanimous action of the directors and shareholders of such corporation.

                                   ARTICLE VII
                       PROVISIONS CONCERNING DISTRIBUTIONS

7.01.       Time and Manner of Distributions Under the Plan.

      7.01.01 On the Effective Date, or as soon as is practicable thereafter, the Disbursing Agent or any transfer or other agent appointed by the Disbursing Agent to make distribution under the Plan, shall distribute the New Common Stock to the holders of Allowed Class 1 and Class 5 Claims and to holders of Class 7 interest holders.

      7.01.02 On the Effective Date, or as soon as is practicable thereafter, the Disbursing Agent shall pay Allowed Priority Claims, Allowed Convenience Claims, Allowed Unsecured Claims and the first payment, if any, on Allowed Tax Claims from the Confirmation Fund.

      7.01.03 Except as otherwise provided in Article IV, on the Effective Date, or as soon as is practicable thereafter, the Debtor shall pay Allowed Administrative Claims.

      7.01.04 To the extent a Claim or Interest is a Disputed Claim or a Disputed Interest, distributions allocable thereto shall not be made to the holder of such Claim or Interest but shall be held in a Disputed Claim Account, if the distribution would have been Cash, or in treasury stock, if the distribution would have been New Common Stock. When a Disputed Claim or Interest, or any portion thereof, becomes an Allowed Claim, the Disbursing Agent shall cause a distribution to be made to the holder of such Allowed Claim or Interest in accordance with the Plan but not earlier than the Distribution Date.

      7.01.05 Termination of Fund. The Confirmation Fund shall terminate on the Effective Date. If a Priority Claim, Tax Claim, Administrative Claim, or a Convenience Claim is a Disputed Claim, then a distribution allowable thereto shall be transferred from the Confirmation Fund to a Disputed Claim Account. All Allowed Tax Claim payments after the first payment, (which shall be made from the Confirmation Fund), shall be made by Reorganized Dynamic and shall be a liability of Reorganized Dynamic.

7.02. Fractional Cents. Any other provision of this Plan to the contrary notwithstanding, no payments of fractions of cents will be made. Whenever any payment of a fraction of a cent would otherwise be called for, the actual payment shall reflect a rounding of such fraction to the nearest whole cent (up or down).

7.03. Calculation of Distribution Amounts of New Common Stock. Any other provision of this Plan to the contrary notwithstanding (i) no fractional shares of New Common Stock shall be issued or distributed, and (ii) no cash will be paid nor other Distribution made in lieu of whole or fractional shares not issued or distributed because of the provisions of this Section 7.03.

7.04. Unclaimed Property. Except as otherwise provided herein, in the event and at such time as any distribution under this Plan becomes Unclaimed Property, then the Entity to which such distribution was to have been made shall forfeit all rights thereto, and thereafter the Claim or Interest in respect of which such distribution was to have been made shall be treated as a Disallowed Claim or Interest not subject to Section 502(j) of the Bankruptcy Code. In this regard, distributions to Claimants or holders of interests entitled thereto shall be sent to their last known addresses set forth on a proof of claim or Interest filed with the Court or, if no proof of claim or Interest is filed, on the schedules filed by the Debtor, or as set forth in the most recently available records of the Debtor's transfer agent or to such other address as may be requested in writing on or before the Effective Date by a Claimant or holder of an interest. Any distributions of stock to holders in Class 5 or 7 which are returned under this Article shall be held by Reorganized Dynamic as treasury stock.

7.05. Payment Dates. Whenever any Distribution to be made under this Plan shall be due on a day other than a Business Day, such payment or distribution shall instead be made, without interest, on the next Business Day.

7.06. De Minimus Distributions. No cash payment of less than $2 shall be made to any holder of a Claim unless a request therefor is made in writing by such holder to the Debtor.

                                  ARTICLE VIII
                  PROVISIONS CONCERNING DISCHARGE AND PROPERTY

8.01. Discharge of Claims and Interests. The distributions and rights afforded in this Plan shall be in exchange for, and in complete satisfaction, discharge and release of, all Claims and Interests of any nature whatsoever, incurred prior to the Effective Date, including any interest accrued thereon from and after the Petition Date, against the Debtor, its Estate and any of its assets. Except as otherwise provided in this Plan, upon the Effective Date, all such Claims shall be discharged in accordance with Sections 105, 524 and 1141 of the Bankruptcy Code.

8.02. Vesting of Property in the Reorganized Debtor. Except as may otherwise be provided by this Plan, upon the Effective Date, and subject to the occurrence of the Effective Date, title to all Assets dealt with by this

            Plan shall pass to Reorganized Dynamic free and clear of all Claims and Equity Interests, in accordance with Section 1141 of the Bankruptcy Code.

                                   ARTICLE IX
               EFFECT OF THE PLAN ON CLAIMS AND EXISTING INTERESTS

9.01. Injunction. In implementing the discharge provided in Section 8.01 hereof, except as otherwise expressly provided in this Plan, the Confirmation Order shall provide, among other things, that all Entities who have held, hold or may hold Claims against the Debtor are permanently enjoined on and after the Effective Date: (i) from commencing or continuing in any manner, directly or indirectly, any action or other proceeding of any kind with respect to any such Claim against the Debtor or the property of the Debtor with respect to any such Claim, (ii) from the enforcement, attachment, collection or recovery by any manner or means, directly or indirectly, of any judgment, award, decree, or order against the Debtor or the property of the Debtor with respect to any such Claim, (iii) from creating, perfecting or enforcing, directly or indirectly, any encumbrance of any kind against the Debtor, or against the property of the Debtor, with respect to any such Claim, (iv) from asserting, directly or indirectly, any set-off, right of subrogation, or recoupment of any kind against any obligation due the Debtor, or against the property of the Debtor, with respect to any such Claim, and (v) from any act, in any manner, in any place whatsoever, that does not conform to or comply with the provisions of this Plan relating to any Claim. Nothing contained in this Plan including this Section 9.01 shall (a) prohibit the holder of a timely filed Claim to which the Debtor has timely filed an objection from litigating its right to seek to have such Claim declared an Allowed Claim, or (b) enjoin or prohibit the enforcement by any Claimant of any of the obligations of the Debtor under this Plan.

                                    ARTICLE X

                 REJECTION AND ASSUMPTION OF EXECUTORY CONTRACTS

10.01. Assumption of Executory Contracts/Leases. Effective on the Effective Date, the Debtor hereby assumes the executory contracts and unexpired leases listed on Exhibit "1" to this Plan; provided, however, that the Debtor reserves the right to file an application(s) to reject any executory contract or unexpired lease appearing on Exhibit "1" to this Plan at any time up to and including the Confirmation Date. In the event that a licensor or the holder of a trademark has been granted options or warrants with regard to the Debtor's stock and the Debtor seeks to assume that license or trademark agreement, the Debtor will move to assume that license or trademark in a separate motion to the

            Court in which the Debtor will specify that outstanding warrants and options to purchase stock are being cancelled pursuant to this Plan.

10.02. Disputes Regarding License/Lease Cure Amounts. Within thirty (30) days after the Confirmation Date, the Debtor shall pay the first of 24 equally monthly installments for the License/Lease Cure Amounts to the licensors or Lessors under the executory contracts/unexpired leases listed on Exhibit "1" to this Plan to be assumed pursuant to this Plan, unless a lessor or licensor under an executory contract/ unexpired lease to be assumed pursuant to this Plan, which disputes its respective License/Lease Cure Amount, has filed with the Court and has served counsel to the Debtor (at the address set forth below) with an objection entitled "Notice of License/Lease Cure Claim" setting forth in reasonable detail the amount and basis for its dispute of the Debtor's proposed License/Lease Cure Amount; provided, however, that the Notice of License/Lease Cure Claim must be filed with the Court and received by counsel for the Debtor at the address set forth below, not later than twenty (20) days following the Confirmation Date. Failure to timely file and serve its objection shall be an absolute bar and injunction against any entity's right to object to the License/Lease Cure Amount or to seek payment of any sums greater than the License/Lease Cure Amount. If the Debtor and the lessor/licensor disputing the proposed License/Lease Cure Amount are unable to reach a resolution of such dispute, such dispute shall be submitted to the Court for resolution.

10.03. Rejection of Lease. All executory contracts and unexpired leases that are not expressly assumed pursuant to section 10.01 above, or which were subsequently rejected, shall be rejected effective on the Confirmation Date. Entry of the Confirmation Order by the Clerk of the Bankruptcy Court shall constitute approval of such rejections pursuant to Section 365 of the Bankruptcy Code.

10.04. Until fixed by order of the Court, the Claims resulting from the rejections described above in this section shall be treated under this Plan as Disputed Claims purporting to be Class 5 Claims. Any Claims arising out of rejection of executory contracts or unexpired leases pursuant to this section must be filed with the Clerk of the Court within thirty (30) days after the entry of the Confirmation Order with a copy served upon counsel for the Debtor or be forever barred and the holders of such Claims shall not be treated as creditors with respect to such Claims for the purposes of distribution hereunder or under Section 365 of the Bankruptcy Code.

                                   ARTICLE XI
                    PROCEDURES FOR RESOLVING DISPUTED CLAIMS

11.01. Time Limit for Objections to Claims. Objections to Claims shall be filed by Reorganized Dynamic with the Court and served upon each holder of each of the Claims to which objections are made not later than sixty (60) days subsequent to the Effective Date or by such other later date as may be fixed by the Court.

11.02. Resolution of Disputed Claims. Unless otherwise ordered by the Court, Reorganized Dynamic, at its own expense, shall litigate to judgment, settle or withdraw objections to Disputed Claims, in its sole discretion, without notice to any party in interest.

11.03. Payments. Payments and distributions to each holder of a Disputed Claim or Interest that ultimately becomes an Allowed Claim or Interest shall be made in accordance with the provisions of this Plan. Such payments and distributions shall be made as soon as practicable after the date on which the order allowing such Claim or Interest becomes a Final Order. Distributions made in accordance with this Article shall not include interest on the amount of any payment from the date on which the holder of the Allowed Claim would have been entitled to receive payment or distribution if its Claim had not been a Disputed Claim. Reorganized Dynamic shall reserve a sufficient amount of the Confirmation Fund and issue sufficient stock to be deposited into the Disputed Claim Account or treasury stock in the event a Disputed Claim becomes Allowed.

                                   ARTICLE XII

                          CONFIRMATION AND CONSUMMATION

12.01. Conditions to Confirmation. The following shall be conditions to Confirmation of the Plan:

                  (i) the Bankruptcy Court shall have entered the Confirmation Order confirming the Plan without material change or modification;

                  (ii) the MG Claim shall not be subject to legal proceedings challenging the validity or secured status of the Claim.

12.02. Conditions to The Effective Date. It shall be a condition precedent to the Effective Date that (1) unless waived by the Debtor in a writing filed with the Bankruptcy Court, the Confirmation Order shall have become a Final Order; (2) the Confirmation Fund shall have been adequately funded; and (3) no order or judgment enjoining the Debtor from effectuating the terms and conditions of the Plan shall have been entered by any court, administrative body or other tribunal.

                                  ARTICLE XIII

                                  MISCELLANEOUS

13.01. Modification Of This Plan. The Debtor reserves the right, in accordance with the Bankruptcy Code, to amend or modify this Plan prior to the Confirmation Date. After the Confirmation Date, the Debtor may, upon order of the Court, amend or modify this Plan in accordance with Section 1127(b) of the Code, or remedy any defect or omission or reconcile any inconsistency in this Plan in such manner as may be necessary to carry out the purposes and intent of this Plan.

13.02.      Revocation and Withdrawal of Plan.

                  (a) Right to Revoke. The Debtor reserves the right to revoke or withdraw the Plan prior to the Confirmation Date.

                  (b) Effect of Withdrawal or Revocation. If the Debtor revokes or withdraws the Plan prior to the Confirmation Date, then the Plan shall be deemed null and void. In such event, nothing contained herein shall be deemed to constitute a waiver or release of any claims by or against the Debtor or any other Person or to prejudice in any manner the rights of the Debtor or any Person in any further proceeding involving the Debtor.

13.03. Nonconsensual Confirmation. In the event that any impaired Class of Claims or Interests shall fail to accept the Plan in accordance with subsection 1129(a)(8) of the Bankruptcy Code, the Debtor reserves the right to (a) request that the Bankruptcy Court confirm the Plan in accordance with section 1129(b) of the Bankruptcy Code or (b) modify the Plan in accordance with 13.01 hereof.

13.04. Notices. Any and all motions, notices, requests, elections or demands in connection with the Plan including but not limited to any change of address of any Claimant or holder of an Equity Interest for the purposes of receiving distributions under the Plan and forfeiting same pursuant to Section 7.04 hereof shall be in writing and shall be deemed to have been given when received or, if mailed, five days after the date of mailing to:

                  Dynamic Classics, Ltd.
                  c/o Angel & Frankel, P.C.
                  Attention: Laurence May, Esq. or Sonya Lorge, Esq. 460 Park Avenue
                  New York, New York 10022-1906

                  MG Holding Corp.
                  c/o Achim Importing Co,Inc.
                  58 Second Avenue
                  Brooklyn, New York 11215

                  With a copy to:

                  Herzfeld & Rubin
                  Attn: Nancy H. Lord, Esq.
                  40 Wall Street
                  New York, New York  10005

13.05. Notice And Entry Of Confirmation Order. Notice of the entry of the Confirmation Order shall be sufficient if a copy of the notice indicating that said order has been entered by the Court, without attaching said order, is mailed to all known holders of Claims and Interests, whether or not Allowed, to their last known addresses.

13.06. Post Confirmation Date Service List - Persons Entitled To Notice. From and after the Effective Date, notices of appearance and demands for service of process filed with the Court prior to such date shall no longer be effective. No further notices, other than notice of entry of the Confirmation Order shall be required to be sent to such Entities.

13.07. Headings. The headings used in this Plan are inserted for convenience only and neither constitute a portion of this Plan nor in any manner affect the provisions of this Plan.

13.08. Severability. Should any provision in this Plan be determined to be unenforceable, such determination shall in no way limit or affect the enforceability and operative effect of any and all other provisions of this Plan.

13.09. Governing Law. Except to the extent that the Bankruptcy Code is applicable, the rights and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

13.10. Successors and Assigns. The rights and obligations of any Person named or referred to in this Plan shall be binding upon, and shall inure to the benefit of, the successors and assigns of such Person.

13.11. Reservation of Rights. Nothing contained herein shall prohibit the Debtor from prosecuting or defending any of its rights as may exist on its own behalf except as provided herein.

13.12. Disbursing Agent. The Reorganized Debtor shall act as Disbursing Agent under this Plan and shall establish such accounts or funds as may be required to effectuate payments as provided for in this Plan.

13.13. Fees and Expenses Post-Effective Date. Any professional fees or expenses incurred by the Debtor in respect of any services rendered to the Debtor in the ordinary course of business shall be paid by the Debtor in full in cash in accordance with the terms of the particular transaction without application to, or obtaining an order from, the Bankruptcy Court.

                                   ARTICLE XIV

                            RETENTION OF JURISDICTION

14.01. Retention of Jurisdiction. Following the Confirmation Date, the Court shall retain jurisdiction of this Bankruptcy Case and of all matters arising under or out of the Bankruptcy Case, including, without limitation, for the following purposes:

      14.01.01 to hear and determine any objections to the allowance of Claims brought by the Debtor;

      14.01.02 to determine any and all applications for compensation for Professional Persons;

      14.01.03 to determine any and all applications, adversary proceedings, and contested or litigated matters properly before the Court and pending on the Confirmation Date that may be brought by the Debtor;

      14.01.04 to modify this Plan pursuant to Section 1127 of the Bankruptcy Code or to remedy any defect or omission or reconcile any inconsistency in the Confirmation Order to the extent authorized by the Bankruptcy Code;

      14.01.05 to hear and determine all controversies, suits and disputes, if any, as may arise in connection with the interpretation or enforcement of this Plan, the Confirmation Order and any other documents executed and delivered in connection with this Plan;

      14.01.06 to hear and determine all controversies, suits and disputes, if any, as may arise with regard to orders of this Court in the Bankruptcy
                        Case;

      14.01.07 to hear and determine any and all controversies and disputes arising under, or in connection with, this Plan or the Confirmation Order;

      14.01.08 to adjudicate all controversies concerning the classification of any Claim;

      14.01.09 to liquidate damages in connection with any disputed, contingent or unliquidated Claims;

      14.01.10 to recover any assets and property of the Debtor wherever located, including the prosecution and adjudication of all causes of action available to the Debtor as of the Confirmation Date;

      14.01.11 to determine all questions and disputes regarding recovery of and entitlement to the Debtor's assets and determine all claims and disputes between the Debtor, and any other Entity, whether or not subject to an action pending as of the Confirmation Date;

      14.01.12 to enter any order, including injunctions, necessary to enforce the title, rights and powers of the Debtor and to impose such limitations, restrictions, terms and conditions on such title, rights and powers as the Court may deem necessary or appropriate;

      14.01.13 to enter an order or final decree closing and terminating the Bankruptcy Case; and

      14.01.14 to make such orders as are necessary or appropriate to carry out the provisions of this Plan, including but not limited to orders interpreting, clarifying or enforcing the provisions thereof and/or the Confirmation
                        Order.

Dated:  New York, New York
         February   , 1996

                                        DYNAMIC CLASSICS, LTD.

                                        By:___________________________
                                                  Marvin Cooper
                                                  President